                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Parker Drilling Company of our report dated January 29, 2002 relating to the financial statements, which appears in Parker Drilling Company's Current Report on Form 8-K dated
June 28, 2002. We also consent to the incorporation by reference of our report dated January 29, 2002 relating to the financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma
June 28, 2002